EXHIBIT 10.3

                             EMPLOYMENT CONTRACT


      EMPLOYMENT CONTRACT, dated as of November 2, 1999, between DIAL-THRU INTERNATIONAL CORPORATION, a Delaware corporation with offices at 8100 Jetstar Drive, Suite 100, Irving, Texas 75063 (the "Company"), ARDIS TELECOM & TECHNOLOGIES, INC., a Delaware corporation ("ARDIS"), and JOHN JENKINS, residing at the address set forth his name below his signature at the end of this Agreement (the "Executive").

                                  RECITALS:

      A. As of the date hereof, the Company has acquired substantially all of the assets and business (the "Business") of Dial-Thru International Corporation, a California corporation ("DTI"), of which Executive was the sole shareholder, pursuant to the terms of an Asset Purchase Agreement dated November 2, 1999 (the "Purchase Agreement").

      B. The Company desires to employ Executive as an executive officer of the Company.

      C. Executive has agreed to be employed by the Company pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, ARDIS and Executive hereby agree as follows:

 1.   TERM AND RENEWAL.

      The Company agrees to employ Executive, and the Executive agrees to serve, on the terms and conditions of this Agreement for a period commencing on November 1, 1999 and ending October 31, 2001, or such shorter period as may be provided for herein. On October 31, 2001 and each anniversary of this Agreement thereafter, the term shall be extended for an additional period of one (1) year unless the Board of Directors of ARDIS elects, at the directors' meeting immediately following the annual stockholders' meeting, not to extend this Agreement. In the event that this Agreement is not extended by the Board of Directors of ARDIS, this Agreement shall remain in effect for only the remainder of the term then in effect. Notwithstanding the foregoing, this Agreement shall not be extended beyond the time that Executive has attained the normal retirement age (which shall be no earlier than age 65) established by the Board of Directors of ARDIS for the Company's executives. The period during which Executive is employed hereunder is hereafter referred to as the "Employment Period."

 2.   DUTIES AND SERVICES.

      During the Employment Period, Executive shall be employed as President of the Company and Executive Vice President of ARDIS and shall also perform services in a responsible executive or managerial capacity for any of the Company's or ARDIS's subsidiary corporations when and as requested by the Company. In performance of his duties, Executive shall be subject to the direction of the Chief Executive Officer of the Company and Board of Directors of ARDIS. Executive agrees to his employment as described in this
 Section 2 and agrees to devote substantially all of his time and efforts to the performance of his duties under this Agreement. Executive shall be available to travel as the needs of the business require.

 3.   COMPENSATION.

      (a) As compensation for his services hereunder, the Company shall pay Executive, during the Employment Period, a base salary payable in equal monthly installments at the annual rate of $175,000. Executive shall also participate in any bonus programs for the Company's executive officers, as provided by the Board of Directors of ARDIS, including, without limitation, the Company's current Management Incentive Plan. During the term of this Agreement, the Company may increase the base salary payable to the Executive, but cannot reduce the base amount of Executive's salary.
 Executive will also be eligible to participate in the regular employee benefit programs and stock option plans now or hereafter established by the Company and in any special executive benefits and perquisites established by the Board of Directors of ARDIS.

      (b) If during the first two (2) years of this Agreement, the Business achieves the First Target Levels (as defined in the Purchase Agreement) or the First Contingent Payment (as defined in the Purchase Agreement) is otherwise made under the Purchase Agreement, then Executive shall be entitled to receive a bonus pursuant to Section 3(a) above for such year of at least $10,000.

      (c) If during the first two (2) years of this Agreement, the Business achieves the Second Target Level (as defined in the Purchase Agreement) or the Second Contingent Payment (as defined in the Purchase Agreement) is otherwise made under the Purchase Agreement, then Executive shall be entitled to receive an additional bonus pursuant to Section 3(a) above for such year of at least $20,000.

 4.   EXPENSES.

      Executive shall be entitled to reimbursement for travel and other out-of-pocket expenses incurred by Executive in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Executive shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives.

 5.   NONCOMPETITION; NON-SOLICITATION.

      Executive agrees that he will not during the Employment Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that directly or indirectly competes with the business of the Company or any of its subsidiaries; provided, however, that notwithstanding the foregoing, the provisions of this Section 5 will not be deemed breached merely because Executive owns not more than 5 percent of the outstanding equity securities of an entity, if, at the time of its acquisition by Executive, such securities are listed on a national securities exchange, is reported on the Nasdaq Stock Market, or is regularly traded in the over-the-counter market by a member of a national securities exchange. Executive agrees that he shall not, during the two-year period after he voluntarily terminates this Agreement or is terminated pursuant to this Agreement for "cause" (as defined in Section 7(d) below), solicit or encourage any employee, consultant, vendor, supplier or customer of the Company or ARDIS to leave the employment of, or cease or diminish its relations with, the Company or ARDIS.

 6.   CONFIDENTIAL INFORMATION.

      All confidential information which Executive may now possess, may obtain from the Company or its subsidiaries during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company and its subsidiaries, in each case without prior written permission of the Company. Executive shall deliver to the Company all tangible evidence of such confidential information prior to or at the termination of his employment. The provisions of this Section 6 shall survive the termination of this Agreement by either party.

 7.   TERMINATION.

      (a) Executive's Death. If Executive shall die during the Employment Period, this Agreement shall terminate, except that Executive's estate ("Estate") shall be entitled to receive (i) the base salary payable to Executive, accrued to the last day of the month in which his death occurs,
 (ii) for a period of three (3) months following death, payments equal to fifty percent (50%) of the payments of Executive's base salary effective at the time of death, each in accordance with the Company's regular payroll cycle, and (iii) any death benefits provided under employee benefit plans maintained by the Company. In addition, if Executive shall die during the Employment Period and notwithstanding any contrary provisions of any Company stock option, warrant or stock option plan, the Estate shall have the right to retain and exercise (y) any vested options or warrants outstanding on the date of death and (z) any unvested options or warrants outstanding on the date of death that vest within one year of the date of death, in each case in accordance with their respective terms.

      (b) Executive's Disability. If, during the Employment Period, Executive shall become Disabled (as defined below), this Agreement shall terminate effective on such incapacity, and Executive (or his legal representatives) shall be entitled only to the base compensation earned through the date of termination with no entitlement to any base salary after the date of termination; provided, however, that (i) Executive shall be entitled to receive all benefits to which he may be entitled pursuant to the Company's employee benefit plans; and (ii) the Company shall not be obligated to make any payments to Executive under this Section 7(b) to the extent that such payments, when aggregated with all other salary or disability payments received by Executive (whether from disability programs maintained by the Company or otherwise) exceed the then current base salary of Executive. As used herein, the term "Disabled" or "Disability" shall mean a mental or physical condition that prevents Executive from performing his usual duties and services hereunder for a period of six (6) consecutive months or six (6) non-consecutive months in any twelve (12) month period, as determined in the reasonable discretion of the Board of Directors of ARDIS; provided that if Executive disputes such determination by the Board of Directors, Executive (or his legal representatives) shall notify the Board of Directors in writing and (x) the Board of Directors and Executive (or his legal representatives) shall each designate a licensed physician practicing in the field to which the alleged Disability relates within fifteen (15) days of the delivery of such notice, (y) the designated physicians shall within fifteen (15) days select a third physician practicing in the field to which the alleged Disability relates, and (z) the third physician shall determine whether Executive is or has been Disabled within the meaning of this Agreement.

      (c) Termination Without Cause. This Agreement may be terminated by the Company or ARDIS without cause upon thirty (30) days' prior written notice thereof given to Executive. In the event of termination without cause, the Company shall (i) for a period of one (1) year continue to pay Executive the base salary effective at the time of termination in accordance with the Company's regular payroll cycle and (ii) for a period of six (6) months pay to Executive a monthly amount equal to one twelfth of any bonuses paid during the twelve-month period preceding the date of termination. Additionally, Executive shall be entitled to continue to participate in all regular employee benefit plans of the Company for a period of one (1) year following termination without cause; provided, however, that if Executive accepts another job during such period that provides employee benefits comparable to those offered by the Company at such time at a cost to Executive no greater than the cost of the benefits provided by the Company, the Company's obligation to extend such benefits to Executive shall cease.

      (d) Termination for Cause. This Agreement may be terminated by the Company or ARDIS "for cause", as defined below, by delivering to Executive written notice describing the cause and granting Executive thirty (30) days to respond to the Chief Executive Officer of the Company or the Board of Directors of ARDIS. If this Agreement is terminated by the Company for cause, Executive shall only be entitled to the base salary earned by him to the date of termination with no entitlement to any base salary continuation payments or benefits continuation (except as otherwise provided by the terms of any employee benefit plan of the Company). The determination as to whether termination is for cause shall be made by the Chief Executive Officer of the Company or the Board of Directors of ARDIS in the exercise of its business judgment. Termination of this Agreement by the Company for cause shall be deemed to have occurred only if:

           (i) termination shall have been the result of an act or acts of dishonesty on the Executive's part constituting a felony or intended to result directly or indirectly in substantial gain or personal enrichment to his at the expense of the Company; or

           (ii) termination shall have been the result of the Executive's willful and continued failure substantially to perform his duties and responsibilities as an officer of the Company (other than such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company or the Board of Directors of ARDIS which specifically identifies the manner in which such Board believes that the Executive has not substantially performed his duties and the Executive is given a reasonable time after such demand substantially to perform his duties.

      Executive's employment shall not be considered to have been terminated by the Company for cause if the act or failure to act upon which the termination is based (A) was done or omitted to be done without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled and as a result of his good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (B) is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement of expenses under the Bylaws of the Company or the laws of its state of incorporation.

      (e) Voluntary Termination by Executive. Executive may terminate this Agreement at any time upon delivering thirty (30) days' written notice to the Company. In the event of such voluntary termination other than for "good reason", as hereinafter defined, Executive shall be entitled to his base salary earned to the date of his resignation, but no base salary continuation payment or benefits continuation (except as provided by the terms of the Company's employee benefit plans). On or after the date the Company receives notice of Executive's resignation (other than resignation for good reason), the Company may, at its option, pay Executive his base salary through the effective date of his resignation and terminate his employment immediately.

      (f) Termination by Executive For Good Reason. Executive may at any time voluntarily terminate his employment for "good reason", as defined below, upon thirty (30) days written notice thereof to the Company; provided that the Company may, at its option, pay Executive his base salary through the effective date of his resignation, terminate his employment immediately (except for the provision of non monetary benefits) and, following the effective date of such resignation, provide the payments and benefits provided in Section 7(c). In the event of such voluntary termination for "good reason", Executive shall be deemed to have been terminated without cause with the same payments and benefits set forth in Section 7(c) being applicable to Executive's termination under this Section 7(f).

      For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

           (i) removal from the offices Executive holds on the date of this Agreement or a material reduction in Executive's authority or responsibility, but not including termination of Executive "for cause";

           (ii) reduction in the base salary payable to Executive; or

           (iii) the Company otherwise commits a material breach of this Agreement;

 provided that "good reason" shall not include the temporary appointment of another person to fulfill Executive's responsibilities during any period of disability of Executive.

 8.   CHANGE OF CONTROL

      (a) Concerns Regarding Change of Control. Executive and the Company agree that the circumstances surrounding a "Change of Control," as hereinafter defined, impose unique risks to the Company and the Executive and that in response to the unique circumstances surrounding a Change of Control, the provisions of this Agreement shall separately consider the parties rights' and obligations in the event that a Change of Control occurs. This Section 8 shall be applicable whether or not a Change of Control is contemplated at this time. Notwithstanding any other provision of this Agreement, the severance payments and benefits, if any, payable to Executive shall be determined solely by reference to this Section 8 in the event that a Change of Control has occurred, or if Executive is "involuntarily terminated," as hereinafter defined, in contemplation of a Change of Control.

      (b) Voluntary Termination Following a Change of Control. If a Change of Control has occurred, Executive shall have ninety (90) days in which to terminate his employment. If Executive voluntarily terminates his employment within ninety (90) days following a Change of Control he shall be entitled to receive one Executive's annualized base salary in effect at the time of termination as a lump sum payment. Upon payment of the severance compensation described in the preceding sentence, the Company will have no future obligation to Executive under this Agreement. Except as otherwise provided in Section 8(c), if Executive does not voluntarily terminate his employment within ninety (90) days of a Change of Control, Executive shall not be entitled to any severance compensation if he voluntarily terminates his employment after that time.

      (c) Involuntary Termination in Contemplation of, or Within Two Years Following, a Change of Control. If Executive is involuntarily terminated, other than "for cause" (as defined in Section 7(d)) in contemplation of, or within two (2) years following, a Change of Control, the Company shall pay Executive (i) a lump sum severance payment equal to (A) the Executive's annualized base salary in effect at the time of involuntary termination plus
 (B) fifty percent (50%) of any bonus paid during the preceding twelve-month period, payable as a lump sum, and (ii) continuation of all employee benefits, executive benefits and perquisites, or benefits reasonably equivalent thereto, for a period of one (1) year; provided, however, that if Executive accepts another job during such period that provides employee benefits comparable to those offered by the Company at such time at a cost to Executive no greater than the cost of the benefits provided by the Company, the Company's obligation to extend such benefits to Executive shall cease.

      For purposes of this Agreement, the following shall be deemed to constitute involuntary termination:

           (i) dismissal of Executive (except termination for cause as defined in Section 7(d) hereof);

           (ii) reduction in Executive's base salary;

           (iii) reduction in the level of employee benefits received by Executive, unless substituted with reasonably comparable benefits;

           (iv) requesting Executive to relocate more than 100 miles from his current location;

           (v)  removal from the offices Executive holds on the date of  this
      Agreement  or  a  material   reduction  in  Executive's  authority   or
      responsibility; or

           (vi) the Company (or its successor) otherwise commits a material breach of this Agreement.

      In the event that within two (2) years following a Change of Control, Executive is terminated for cause, Executive shall only be entitled to his base salary up until the last date of employment pursuant to the date of termination for cause.

      (d) Termination of this Agreement More Than Two Years After a Change of Control. The parties' rights and obligations arising from a termination of this Agreement, whether by Executive or the Company, that occurs more than two (2) years following a Change of Control shall be governed by
 Section 7 of this Agreement.

      (e) Definition of Change of Control. For purposes of this Agreement, a Change of Control shall be deemed to exist upon the occurrence of any of the following:

           (i)  any "Person"  (as such  term is  used  in Section  13(d)  and
      Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a "beneficial owner" (as defined in
      Section 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or ARDIS representing more than thirty percent (30%) of the combined voting power of the outstanding securities of the Company or ARDIS Inc.;

           (ii) at any time during the twenty-four (24) month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors of the Company or ARDIS shall cease to be "continuing directors" (meaning directors of the Company or ARDIS prior to such transaction or who subsequently became directors and whose election or nomination for election by the stockholders of the Company or ARDIS, was approved by a vote of at least two-thirds of the directors then still in office prior to such transaction);

           (iii) the stockholders approve an agreement of sale or disposition by the Company or ARDIS of all or substantially all of the assets of the Company or ARDIS.

      (f) Vesting of Options and Warrants. Upon any Change of Control, any unvested options or warrants held by Executive to acquire shares of ARDIS common stock shall be immediately vested and exercisable by Executive, and ARDIS undertakes to amend any existing stock option or warrant agreements between ARDIS and/or the Company and Executive consistent with this Section 8(f).

      (g) No Mitigation of Compensation. Executive shall not be required to mitigate any severance payments received under this Section 8 due to his employment with a successor organization.

 9.   SURVIVAL.

      The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment.

 10.  MODIFICATION.

      This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

 11.  NOTICES.

      Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11). Any notice given to the Company shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Executive shall be sufficient if addressed to Executive as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11 shall be deemed given at the time of receipt thereof.

 12.  WAIVER.

      Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

 13.  BINDING EFFECT.

      Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

 14.  HEADINGS.

      The headings of this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

 15.  ATTORNEYS' FEES.

      In the event that any person commences any action or proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other his or its reasonable attorney's fees.

 16.  COUNTERPARTS; GOVERNING LAW.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws rules. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, any breach of this Agreement or any such document or instrument, or any transaction contemplated hereby or thereby may be brought only in the District Courts of Dallas County, Texas or the United States District Court for the Northern District of Texas, Dallas Division and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, proceeding, any claim that such party is not subject personally to the jurisdiction of such court, that such party's property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                               COMPANY:

                               DIAL-THRU INTERNATIONAL CORPORATION


                               By:  ______________________________
                                    Roger D. Bryant
                                    Chairman


                               EXECUTIVE:

                                    ______________________________
                                    JOHN JENKINS


                               ARDIS TELECOM & TECHNOLOGIES, INC.


                               By:  ______________________________
                                    Roger D. Bryant
                                    President